Page 25 of 79 pages


                                   EXHIBIT E



                              INVESTMENT AGREEMENT


                                      among


                                 BLUEFLY, INC.,



                        QUANTUM INDUSTRIAL PARTNERS LDC,



                          SFM DOMESTIC INVESTMENTS LLC


                                       and


                               PILOT CAPITAL CORP.




                              Dated: July 27, 1999

                                                             Page 26 of 79 pages

                              INVESTMENT AGREEMENT


                  INVESTMENT AGREEMENT (the "Agreement"), dated as of July 27, 1999, by and among Bluefly, Inc., a New York corporation (the "Company"), and the purchasers listed on Schedule 1 hereto (the "Initial Purchasers").

                  WHEREAS, at the First Closing, the Company wishes to sell to each Initial Purchaser, and each Initial Purchaser wishes to purchase from the Company, for the purchase price set forth opposite such Initial Purchaser's name on Schedule 2.2 hereto, the number of shares of Series A Convertible Preferred Stock, par value $.01 per share and liquidation value $20.00 per share, of the Company (the "Series A Preferred Stock") set forth opposite such Initial Purchaser's name on Schedule 2.2 hereto, for an aggregate of $5,000,000, upon the terms and subject to the conditions set forth in this Agreement (the "First Shares"); and

                  WHEREAS, at the Second Closing, the Company wishes to sell to the Second Closing Purchasers (together with the Initial Purchasers, the "Purchasers"), and the Second Closing Purchasers wish to purchase from the Company, an aggregate of 250,000 shares of the Series A Preferred Stock for an aggregate of $5,000,000, upon the terms and subject to the conditions set forth in this Agreement (the "Second Shares," and together with the First Shares, the "Shares").

                  NOW, THEREFORE, in consideration of the mutual terms and conditions herein contained, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                             SECTION I. DEFINITIONS
                                        -----------

           1.1    Definitions.   As  used  in  this  Agreement,   the  following
definitions shall apply:

                  "1998  Form  10-KSB"  has the  meaning  set  forth in  Section
3.1(a).

                  "Act" means the Securities Act of 1933, as amended, or any superseding Federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act of 1933, as amended, shall include a reference to the comparable section, if any, of any such superseding Federal statute.

                  "Action" means any action, complaint, petition, investigation, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

                  "Affiliate" shall mean any Person who is an "affiliate" (as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange
Act) of, and any Person controlling, controlled by, or under common control with, any Purchaser. For the purposes of this Agreement, "control" includes the ability to have investment discretion through contractual means or by operation of law.

                                                             Page 27 of 79 pages


                  "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

                  "Annual Reports" means the Company's Annual Reports on Form 10-KSB for the years ended December 31, 1998 and 1997, each as filed with the SEC (including, in each case, all amendments thereto filed with the SEC prior to the date of this Agreement, all exhibits and schedules thereto and documents incorporated by reference therein, but excluding any amendments thereto made subsequent to the date hereof).

                  "Approved Investors" has the meaning set forth in Section 2.4 of this Agreement.

                  "Audited Financials" has the meaning set forth in Section 3.7 of this Agreement.

                  "Board of Directors" means the Board of Directors of the Company.

                  "Business" means the business of the Company and shall be deemed to include any of the following incidents of such business: income, operations, condition (financial or other), assets, properties and liabilities.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

                  "By-Laws" means the amended and restated by-laws of the Company, as the same may have been amended and as in effect on the First Closing Date.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock.

                  "Certificate of Amendment to the Certificate of Incorporation" means the amendment to the Certificate of Incorporation setting forth the designation, number and relative rights, privileges and restrictions of the Series A Preferred Stock adopted by the Board of Directors and filed with the Secretary of State of the State of New York on or before the First Closing Date substantially in the form attached hereto as Exhibit A.

                  "Certificate  of  Incorporation"   means  the  Certificate  of
Incorporation of the Company, as the same has been amended and as in effect on the First Closing Date.

                  "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

                  "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

                  "Common Stock" means the Common Stock, par value $.01 per share, of the Company and any other capital stock of the Company into which such stock is reclassified or reconstituted.

                                                             Page 28 of 79 pages


                  "Condition  of  the  Company"  means  the  assets,   business,
properties,   operations   or  financial   condition  of  the  Company  and  the
Subsidiaries, taken as a whole.

                  "Contract" means any agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license or understanding, whether or not in writing.

                  "Contractual Obligations" means as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

                  "Encumbrance" means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise, except for any restrictions on transfer generally arising under any applicable United States federal or state securities law.

                  "Environmental Laws" means federal, state and local laws, principles of common law, regulations and codes, as well as orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment or public health and safety.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended (or any successor statute thereto).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor statute thereto), and the rules and regulations of the Commission promulgated thereunder.

                  "Financials" has the meaning set forth in Section 3.7 of this Agreement.

                  "First Closing" has the meaning set forth in Section 2.1 of this Agreement.

                  "First Closing Date" has the meaning set forth in Section 2.1 of this Agreement.

                  "First  Purchase  Price" has the  meaning set forth in Section
2.2 of this Agreement.

                  "First Shares" has the meaning assigned to such term in the Recitals to this Agreement.

                  "GAAP" means generally accepted United States accounting principles in effect from time to time.

                  "Governmental Authority" means the government of any state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                                                             Page 29 of 79 pages

                  "Governmental Entity" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government of or within the United States, whether federal, state or local.

                  "Initial Purchasers" has the meaning assigned to such term in the Recitals to this Agreement.

                  "Knowledge of the Company" means the actual knowledge of the executive officers of the Company without investigation.

                  "Law" means any constitutional provision, statute or other law, rule, regulation, or interpretation of any Governmental Entity and any Order.

                  "Licenses"   means  any   certificates,   permits,   licenses,
franchises, consents, approvals, orders, authorizations and clearances from appropriate Governmental Authorities.

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences) including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing.

                  "Loss" means any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including but not limited to, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified Person.

                  "Material Adverse Effect" means a circumstance, fact, change, development or effect (i) that could or could reasonably be expected to have a materially adverse effect on the properties, results of operations, business, domestic prospects or condition (financial or otherwise) of the Company taken as a whole or (ii) that materially adversely effects the ability of the Company to consummate the transaction contemplated by this Agreement in any material respect or impairs or delays the ability of the Company to effect the First Closing or the Second Closing.

                  "NASDAQ" means the NASDAQ Small Cap Market of the National Association of Securities Dealers, Inc. Automated Quotation System.

                  "Order" means any decree, injunction, judgment, order, ruling, assessment or writ of any Governmental Entity.

                  "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                                                             Page 30 of 79 pages

                  "Proposed Investors" has the meaning set forth in Section 2.4 of this Agreement.

                  "Purchasers" has the meaning ascribed to such term in the Recitals to this Agreement.

                  "Quarterly Reports" means the Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1999, September 30, 1998, June 30, 1998 and March 31, 1998, each as filed with the SEC.

                  "Registrable Securities" means each of the following: (a) any shares of Common Stock owned by a Purchaser issued or issuable upon conversion of shares of Series A Preferred Stock, and (b) any shares of Common Stock issued or issuable by the Company to any or all of the Purchasers during the time that any of such Purchasers are holders of shares of Common Stock or shares of Series A Preferred Stock.

                  "Requirements of Law" means as to any Person, any law, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or a stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

                  "SEC" means the Securities and Exchange Commission.

                  "SEC Documents" means the Annual Reports, the Quarterly Reports and all other documents filed by the Company with the SEC on or after January 1, 1998 and prior to the date hereof pursuant to Section 13 or 15(d) of the Exchange Act (including all exhibits and schedules thereto and documents incorporated by reference therein), but shall not include any portion of any document which is not deemed to be filed under applicable SEC rules and regulations.

                  "Second Closing" has the meaning set forth in Section 2.3 of this Agreement.

                  "Second Closing Date" has the meaning set forth in Section 2.3 of this Agreement.

                  "Second  Closing  Notice" has the meaning set forth in Section
2.4 of this Agreement.

                  "Second Closing Purchasers" has the meaning assigned to such term in Section 2.4 of this Agreement.

                  "Second  Purchase  Price" has the meaning set forth in Section
2.4 of this Agreement.

                  "Second Shares" has the meaning assigned to such term in the Recitals to this Agreement.

                  "Securities Act" means the Securities Act of 1933, as amended (or any successor statute thereto), and the rules and regulations of the Commission promulgated thereunder.

                                                             Page 31 of 79 pages


                  "Series A Preferred Stock" has the meaning assigned to such term in the Recitals to this Agreement.

                  "Shares" has the meaning assigned to such term in the Recitals to this Agreement.

                  "Stockholder" has the meaning assigned to such term in Section 9.2(a) of this Agreement.

                  "Subsidiary" means, as of the relevant date of determination, with respect to any Person, a corporation or other entity of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by such Person. Unless otherwise qualified, or the context otherwise requires, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

                  "Transaction Documents" means collectively, this Agreement (including the schedules attached hereto) and the Certificate of Amendment to the Certificate of Incorporation.

                  "Unaudited  Financials"  has the  meaning set forth in Section
3.7 of this Agreement.

                  SECTION II. PURCHASE AND SALE OF THE SHARES
                              -------------------------------

         2.1      First  Closing.  Subject to the terms and  conditions  of this
                  --------------
Agreement, the closing of the sale and purchase of the First Shares (the "First Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064 on the date hereof or on such other date and time as the Initial Purchasers and the Company may mutually agree (the "First Closing Date").

         2.2      Transactions  at the  First  Closing.  At the  First  Closing,
                  ------------------------------------
subject to the terms and conditions of this Agreement, each of the Initial Purchasers severally (and not jointly) shall purchase and acquire from the Company, and the Company shall issue and sell to each Initial Purchaser, such number of shares of Series A Preferred Stock as are set forth opposite such Initial Purchaser's name on Schedule 2.2 for an aggregate purchase price of
                              -------------
$5,000,000 (the "First Purchase Price"). At the First Closing, the Company shall deliver to each Initial Purchaser duly executed certificates representing the number of shares of Series A Preferred Stock set forth opposite such Initial Purchaser's name on Schedule 2.2 hereto, each registered in the name of such
                     ------------
Initial  Purchaser or its  nominees,  with  appropriate  issue  stamps,  if any, affixed  at the  expense  of the  Company,  free and clear of any Lien,  against payment by each Initial Purchaser of the portion of the First Purchase Price payable in respect thereof as set forth opposite such Initial Purchaser's name on Schedule 2.2 hereto by wire transfer of immediately available funds to an
   ------------
account designated in a notice delivered by the Company not later than one Business Day prior to the First Closing Date.

         2.3      Second  Closing.  Subject to the terms and  conditions of this
                  ---------------
Agreement, the closing of the sale and purchase of the Second Shares (the "Second Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064

                                                             Page 32 of 79 pages

on August 24, 1999, at 10:00 a.m., New York City time, or on such other date and at such other time as the Second Closing Purchasers and the Company may mutually agree (the "Second Closing Date").

         2.4      Transactions  at the Second  Closing.  Not later than five (5)
                  ------------------------------------
Business Days prior to the Second Closing Date, subject to the terms and conditions of this Agreement, the Initial Purchasers shall deliver a schedule (the "Second Closing Notice") to the Company setting forth the allocation of the Second Shares among one or more of the Initial Purchasers and the persons set forth on the Second Closing Notice (the "Proposed Investors"). The Company shall have the right to approve the Proposed Investors, which approval shall not be unreasonably withheld or delayed, provided that any Second Closing Notice submitted for approval by the Initial Purchasers and not reasonably disapproved in writing by the Company within three (3) Days after receipt shall be deemed approved. On the Second Closing Date such approved Proposed Investors (the
"Approved Investors," and together with the Initial Purchasers listed on the Second Closing Notice, the "Second Closing Purchasers") severally (and not jointly) shall purchase and acquire from the Company, and the Company shall issue and sell to each such Second Closing Purchaser, such number of shares of Series A Preferred Stock as are set forth opposite such Second Closing Purchaser's name on the Second Closing Notice for an aggregate purchase price of $5,000,000 (the "Second Purchase Price"). At the Second Closing, the Company shall deliver to each Second Closing Purchaser duly executed certificates representing the number of shares of Series A Preferred Stock set forth opposite such Second Closing Purchaser's name, each registered in the name of such Second Closing Purchaser or its nominees, with appropriate issue stamps, if any, affixed at the expense of the Company, free and clear of any Lien, against payment by each such Second Closing Purchaser of the portion of the Second Purchase Price payable in respect thereof as set forth opposite such Second Closing Purchaser's name on the Second Closing Notice by wire transfer of immediately available funds to an account designated in a notice delivered by the Company not later than one Business Day prior to the Second Closing Date.

                  SECTION III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                               ---------------------------------------------

                  The Company hereby represents and warrants to each Initial Purchaser as follows:

         3.1      Corporate Existence and Power.
                  -----------------------------


                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Company's annual report on Form 10-KSB for the year ended December 31, 1998 (the "1998 Form 10-KSB"). The Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, other than any failure to be so qualified or in good standing as would not singly or in the aggregate with all such other failures reasonably be expected to have a Material Adverse Effect.

                                                             Page 33 of 79 pages

                  (b) True, correct and complete copies of the Certificate of Incorporation (other than the Certificate of Amendment to the Certificate of Incorporation to be filed pursuant to the terms hereof) and the By-Laws as in effect on the date hereof have been provided by the Company to the Initial Purchasers.

          3.2     Power and Authority.  The Company has all requisite  corporate
                  -------------------
power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance by the Company of this Agreement and each of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors and no further corporate action on the part of the Company (other than the filing of the Certificate of Amendment to the Certificate of Designation) is necessary to authorize the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby. The Board of Directors has duly adopted the Certificate of Amendment to the Certificate of Designation. This Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

         3.3      No  Contravention,   Conflict,  Breach,  Etc.  The  execution,
                  --------------------------------------------
delivery and performance of this Agreement and each Transaction Document by the Company and the consummation of the transactions contemplated hereby and thereby will not conflict with, contravene or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any Encumbrance upon any assets or properties of the Company or any of its Subsidiaries or cause the Company or any of its Subsidiaries to be required to redeem, repurchase or offer to repurchase any of their respective indebtedness under (i) the certificate of incorporation, the by-laws or other organizational document of the Company or any of its Subsidiaries, (ii) any material Law of any Governmental Authority having jurisdiction over the Company or any of its Subsidiaries or any of their respective assets, properties or operations or (iii) any indenture, mortgage, loan agreement, note or other material agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any material lease, permit, license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the assets, properties or operations of the Company or any of its Subsidiaries is subject.

         3.4      Consents.  Except as set forth on  Schedule  3.4,  no consent,
                  --------                           -------------
approval, authorization, order, registration, filing or qualification of or with any (i) Governmental Authority, (ii) stock exchange on which the securities of the Company are traded or (iii) other Person (whether acting in an individual, fiduciary or other capacity) is required to be made or obtained by the Company or any of its Subsidiaries for the execution, delivery and performance by the Company of this Agreement and each Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby, except consents which are not material to the business or operations of the Company and its Subsidiaries, taken as a whole.

                                                             Page 34 of 79 pages

         3.5      Subsidiaries.  Schedule 3.5 sets forth a complete and accurate
                  ------------   ------------
list of all of the Subsidiaries of the Company together with their respective jurisdictions of incorporation or organization. Except for its Subsidiaries, the Company holds no equity, partnership, joint venture or other interest in any Person. True and complete copies of the certificate of incorporation, by-laws and other organizational documents of the Subsidiaries as in effect on the date hereof have been provided by the Company to the Purchasers. Each Subsidiary of the Company has been duly incorporated or organized and is validly existing as a corporation or other legal entity in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or other organizational power and authority to own, lease and operate its properties and to conduct its business as currently conducted and is duly qualified to transact business as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, other than any failure to be so qualified or in good standing as would not singly or in the aggregate with all such other failures reasonably be expected to have a Material Adverse Effect. All of the outstanding capital stock of each Subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through other Subsidiaries of the Company, free and clear of any Encumbrance, and there are no rights granted to or in favor of any third party (whether acting in an individual, fiduciary or other capacity), other than the Company or any Subsidiary of the Company, to acquire any such capital stock, any additional capital stock or any other securities of any such Subsidiary. There exists no restriction, other than those pursuant to applicable law or regulation, on the payment of cash dividends by any Subsidiary.

         3.6      SEC Documents.
                  -------------

                  (a)     The  Company  has  made   available   to  the  Initial
          Purchasers true and complete copies of all SEC Documents.

                  (b) As of its filing date, each SEC Document filed pursuant to the Exchange Act (i) complied in all material respects with the applicable requirements of the Exchange Act and (ii) did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                   (c) Each final registration statement filed with the SEC, as amended or supplemented prior to the First Closing Date, if applicable, pursuant to the Act, as of the date such statement or amendment became or will become effective (i) complied or will comply in all material respects with the applicable requirements of the Act and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in light of the circumstances under which they were made).

          3.7     Financial  Statements.  The audited  financial  statements and
                  ---------------------
notes included in the SEC Documents (the "Audited Financials") comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, were prepared in accordance with GAAP consistently applied throughout the period involved except as noted therein, and

                                                             Page 35 of 79 pages

fairly present in all material respects the financial condition, results of operations, cash flows and changes in shareholders' equity of the Company and its Subsidiaries at the dates and for the periods presented. Since December 31, 1998, except as disclosed in the SEC Documents or as previously disclosed to the Initial Purchasers in writing, the Company has not incurred any material liabilities other than in the ordinary course of business of the Company, and there has been no change, and no development or event involving a prospective change, which has had or could reasonably be expected to have, a Material Adverse Effect. The unaudited quarterly consolidated financial statements and the related notes included in the SEC Documents, previously delivered by the Company to the Purchasers (the "Unaudited Financials" and together with the Audited Financials, the "Financials"), fairly present in all material respects the financial condition, results of operations and cash flows of the Company and its Subsidiaries at the dates and for the periods to which they relate, subject to normal year-end adjustments, and have been prepared in accordance with GAAP applied on a consistent basis except as otherwise stated therein and have been prepared on a basis consistent with that of the audited financial statements referred to above subject to normal year-end adjustments except as otherwise stated therein.

         3.8      No Existing  Violation,  Default,  Etc.  The Company is not in
                  --------------------------------------
violation (i) of any provision of its Certificate of Incorporation, By-Laws or other organizational documents or (ii) of any applicable Law or regulation, which violation has or would reasonably be expected to have a Material Adverse Effect. No breach, event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, permit, license or other agreement to which the Company is a party or by which the Company is bound or to which any of the properties, assets or operations of the Company is subject, which breach, event of default, or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default, has or would reasonably be expected to have a Material Adverse Effect.

         3.8      Licenses and Permits.  The Company and its  Subsidiaries  have
                  --------------------
such Licenses as are necessary to own, lease or operate their properties and to conduct their businesses in the manner described in the SEC Documents and as currently owned or leased and conducted and all such Licenses are valid and in full force and effect except such Licenses that the failure to have or to be in full force and effect individually or in the aggregate have not had, and would not reasonably be expected to have, a Material Adverse Effect. None of the Company or any of its Subsidiaries has received any written notice that any violations are being or have been alleged in respect of any such License and no proceeding is pending or, to the Knowledge of the Company, threatened, to suspend, revoke or limit any such License the effect of which would reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are in compliance with their respective obligations under such Licenses, with such exceptions as individually or in the aggregate have not had, and would not reasonably be expected to have, a Material Adverse Effect, and no event has occurred that allows, or after notice or lapse of time would allow, revocation, suspension, limitation or termination of such Licenses, except such events as have not had, or would not reasonably be expected to have, a Material Adverse Effect.

                                                             Page 36 of 79 pages

         3.10     Title to  Properties.  The Company and its  Subsidiaries  have
                  --------------------
sufficient title to all material properties (real and personal) owned by the Company and any such Subsidiary that are necessary for the conduct of the business of the Company and any such Subsidiary as described in the SEC Documents filed with the SEC prior to the date of this Agreement and as currently conducted, free and clear of any Encumbrance that may materially interfere with the conduct of its business, and all material properties held under lease by the Company and the Subsidiaries are held under valid, subsisting and enforceable leases.

         3.11     Intellectual  Property.  There  are no  intellectual  property
                  ----------------------
rights or other intangible property rights (other than standard license agreements and other related rights acquired by the Company or under which the Company is the licensee in connection with the Company's use of administrative, ministerial, accounting and financial office automation software and related products) including, without limitation, (i) trademarks, service marks, fictitious or assumed names, trade dress, trade names, brand names, Internet domain names, designs, logos, or corporate names, whether registered or unregistered, and all registrations and applications for registration thereof;
(ii) copyrights, including all renewals and extensions thereof, copyright registrations and applications for registration thereof, and non-registered copyrights; (iii) trade secrets, concepts, ideas, designs, research, processes, procedures, techniques, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, formulae and other proprietary rights (whether or not patentable or subject to copyright, mask work, or trade secret protection); and (iv) computer software programs, including, without limitation, all source code, object code, and documentation related thereto, patents, patent applications, and other patent rights (including any divisions, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are modified or resubmitted) owned or licensed by the Company or any of its Subsidiaries ("Intellectual Property") other than as previously disclosed in writing to the Initial Purchasers or as disclosed in Schedule 3.11. Except as disclosed in Schedule 3.11 or as
               --------------                              --------------
previously disclosed to the Initial Purchasers in writing: (i) the Company owns or possesses sufficient legal rights to all Intellectual Property necessary for its business as presently conducted without any conflict or infringement of rights of others; (ii) other than those contracts, agreements, and instruments required to be filed as an exhibit to the 1998 Form 10-KSB, there are no material outstanding options, licenses, or agreements of any kind relating to the Intellectual Property nor is the Company bound by or a party to any material options, licenses, or agreements of any kind with respect to the intellectual property of any other person or entity; (iii) to the Knowledge of the Company, the Company has not infringed upon or otherwise violated the intellectual property rights of any third party; (iv) other than as previously disclosed to the Initial Purchasers in writing or as set forth on Schedule 3.11, the Company
                                                      -------------
has not received any claim, charge, demand, notice or other communication alleging that the Company has violated or, by conducting its business as proposed, would violate any intellectual property rights of any other person or entity; (v) other than as previously disclosed to the Initial Purchasers in writing or as set forth on Schedule 3.11, the Company is unaware of any facts
                            --------------
that would form a reasonable basis for an action or claim by others alleging infringement by the Company of Intellectual Property of others; and (vi) all of the Company's Intellectual Property is owned by the Company, free and clear of all liens and encumbrances and held in the Company's name. None of the execution or delivery of any Transaction Documents, or the carrying on of the Company's business by the employees of the Company, will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default

                                                             Page 37 of 80 pages


under, any contract, covenant or instrument related to the Company's Intellectual Property or Related Intellectual Property. The Company has taken all action reasonably necessary and desirable to maintain and protect each item of Intellectual Property owned by the Company. Each employee, officer and director of the Company has executed an agreement regarding inventions and confidentiality substantially in the form or forms delivered to the Initial Purchasers. The Company is unaware of uncited prior art that is more pertinent than the art already of record in the U.S. Patent and Trademark Office in connection with the patents and patent applications of the Company's Intellectual Property.

         3.12     Environmental Matters. To the Company's Knowledge, the Company
                  ---------------------
and its Subsidiaries and their operations and properties are and have been in compliance in all material respects with all applicable Environmental Laws, and no material expenditures are or, to the Company's Knowledge, will be required in order to comply with any applicable Environmental Laws. There is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or to the Company's Knowledge, threatened against the Company or any of its Subsidiaries pursuant to Environmental Laws which could reasonably be expected to result in a material fine, penalty or other obligation, cost or expense. There are no past or present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which may prevent compliance by the Company or any of its Subsidiaries with, or which have given rise to, or, to the Company's Knowledge, will give rise to, material liability to the Company or any of its Subsidiaries under Environmental Laws.

         3.13     Capitalization.  As of the First  Closing  Date,  after giving
                  --------------
effect to the transactions contemplated hereby, the authorized capital stock of the Company will consist of 15,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock, $.01 par value, of which 500,000 shares have been designated Series A Preferred Stock and, as of the First Closing Date after giving effect to the transaction contemplated hereby, the issued and outstanding capital stock of the Company shall consist of 4,894,706 shares of Common Stock and 250,000 shares of Series A Preferred Stock. All such shares of Capital Stock of the Company have been duly authorized and upon payment therefor as contemplated by the Transaction Documents, all such shares shall be fully paid and non-assessable. The First Shares to be issued at the First Closing are convertible into 476,190 shares of Common Stock and the Second Shares to be issued at the Second Closing are convertible into 476,190 shares of Common Stock, subject to antidilution provisions set forth in the Certificate of Amendment to the Certificate of Incorporation. Except as set forth in Schedule
3.13 and except as contemplated by this Agreement, there are no shares of capital stock of the Company reserved for issuance. The First Shares when issued upon payment therefor and the Second Shares when issued upon payment therefore and the shares of Common Stock when issued upon conversion of the Shares, are duly authorized and, when so issued, will be fully paid and non-assessable. Except for the Shares and as set forth in Schedule 3.13, there are no options, warrants or other rights to purchase shares of Capital Stock or other securities of the Company or any of its Subsidiaries, or securities convertible into or exchangeable for shares of Capital Stock or other securities of the Company or any of its Subsidiaries, nor, except as required by the Transaction Documents or as set forth in Schedule 3.13, is the Company or any Subsidiary obligated in any manner to issue shares of its Capital Stock or other securities. Except as

                                                             Page 38 of 79 pages


contemplated hereby and for relevant state and federal securities laws, there are no restrictions on the Purchaser's ability to transfer shares of Capital Stock of the Company.

         3.14     Employee Benefits.

                  (a) Except for the plans described in the SEC Documents filed with the SEC prior to the date of this Agreement and those listed in Schedule 3.14 (the "Benefit Plans"), there are no employee
                    -------------
          benefit plans or arrangements of any type (including, without limitation, plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended and the regulations thereunder ("ERISA") under which the Company has or in the future could have directly, or indirectly through a Commonly Controlled Entity (within the meaning of Sections 414(b), (c), (m) and (o) of the Code), any material liability with respect to any current or former employee of the Company or any Commonly Controlled Entity. No such Benefit Plan is a "multiemployer plan" (within the meaning of ERISA Section 4001(a)(3)) or subject to Title IV of ERISA and, the Company has never contributed to, or had any obligation to contribute to, any such multiemployer plan or any plan subject to Title IV of ERISA.

                  (b) With respect to each Benefit Plan: (i) such Benefit Plan has been maintained and administered at all times in material compliance with its terms and applicable law and regulation; (ii) no event has occurred and to the Knowledge of the Company, there exists no circumstance under which the Company could directly, or indirectly through a Commonly Controlled Entity, incur any material liability under ERISA, the Code or otherwise; (iii) there are no actions, suits or claims pending or, to the Knowledge of the Company, threatened, with respect to any Benefit Plan or against the assets of any Benefit Plan with respect to which suits management of the Company reasonably believes the Company could incur any material liability; (iv) all contributions and premiums due and owing to any Benefit Plan have been made or paid on a timely basis and no "accumulated funding deficiency," as defined in Code Section 412, has been incurred, whether or not waived; and (v) if such Benefit Plan is intended to be qualified under Section 401(a) of the Code, such Benefit Plan has been determined to be so qualified and each trust created under such Benefit Plan has been determined to be exempt from tax under Section 501(a) of the Code and to the Knowledge of the Company, no event has occurred since the date of such determinations, including effective changes in laws or regulations or modifications to the Benefit Plans, that would adversely affect such qualification or tax exempt status.

                  (c) The Company has no Postretirement Benefit Obligation (as defined in Statement of Financial Accounting Standards No. 106) in respect of post-retirement health and medical benefits for current and former employees of the Company. No condition exists that would prevent the Company from amending or terminating any plan providing health or medical benefits in respect of current or former employees of the Company.

                  (d) No employee or former employee of the Company will become entitled to any bonus, retirement, severance, job security or

                                                             Page 39 of 79 pages

          similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award, stock option or restricted security) as a result of the transactions contemplated hereby.

                  (e) All persons classified by the Company as independent contractors satisfy the requirements of applicable law to be so classified and the Company has no obligation to provide benefits to any such person under any Benefit Plan.

         3.15     Taxes. The Company and its  Subsidiaries  have filed or caused
                  -----
to be filed, or have properly filed extensions for, all material Tax returns that are required to be filed and have paid or caused to be paid all material Taxes as shown on said returns and on all material assessments received by it to the extent that such Taxes have become due, except Taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves, in accordance with GAAP, have been set aside. The Company and its Subsidiaries have paid or caused to be paid, or have established reserves that the Company or such Subsidiaries reasonably believe to be adequate in all material respects, for all Tax liabilities applicable to the Company and its Subsidiaries for all fiscal years that have not been examined and reported on by the taxing authorities (or closed by applicable statutes).
Schedule 3.15 sets forth the tax year through which United States Federal income
-------------
tax returns of the Company and its Subsidiaries have been examined and closed. For purposes of this Section 3.15, "Tax" or "Taxes" means any federal, state, county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustments related to any of the foregoing.

         3.16     Litigation.  Except as  previously  disclosed  to the  Initial
                  ----------
Purchasers in writing or in SEC Documents filed with the SEC prior to the date of this Agreement, there are no pending actions, suits, proceedings, arbitrations or investigations, royalty or other audits, complaints, against or affecting the Company or any of its Subsidiaries or any of their respective properties, assets or operations, or with respect to which the Company or any such Subsidiary is responsible by way of indemnity or otherwise (together "Litigation Claims"), that are required under the Exchange Act to be described in such SEC Documents or that could singly, or in the aggregate, with all such other Litigation Claims, reasonably be expected to have a Material Adverse Effect and, to the Knowledge of the Company, no such Litigation Claims are threatened.

         3.17     Labor   Relations.   Neither   the  Company  nor  any  of  its
                  -----------------
Subsidiaries is engaged in any unfair labor practice. Except as disclosed in the SEC Documents filed with the SEC prior to the date of this Agreement or as set forth on Schedule 3.17, (a) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries; (b) no strike, material labor dispute, slowdown or stoppage has occurred within the past 36 months or is pending or, to the Knowledge of the Company, threatened against the Company, any of its Subsidiaries or any material supplier of the Company; (c) neither the Company nor any of its Subsidiaries is a party to any

                                                             Page 40 of 79 pages


collective bargaining agreement or contract; and (d) no union organizing activities are taking place that affect the employees of the Company or any Subsidiary.

         3.18     Inventory,   Etc.  The   inventory  of  the  Company  and  its
                  ----------------
Subsidiaries is in good and merchantable condition, and suitable and usable or salable in the ordinary course of business for the purposes for which intended, subject to a reasonable reserve for obsolescence and out-of-date inventory, and is recorded in the Financials in accordance with GAAP and consistent with past practice. The Company has in place reasonable procedures to ensure that it does not purchase counterfeit articles and, to the Knowledge of the Company, the inventory does not contain any counterfeit articles. The Company has good and valid title to all of the inventory and other personal property reflected on the March 31, 1999 Unaudited Financials as being owned by it (other than inventory and other property that has been subsequently sold or otherwise disposed of in the ordinary course of business). Neither the Company nor any of its Subsidiaries knows of any existing fact or circumstance which would be reasonably likely to adversely affect the supply of materials available to the Company or any of its Subsidiaries.

         3.19     Receivables.  All accounts and notes  receivable  reflected on
                  -----------
the March 31, 1999 Unaudited Financials, and all accounts and notes receivable arising subsequent to the March 31, 1999 Unaudited Financials, (i) have arisen in the ordinary course of business of the Company or its Subsidiaries and (ii) subject only to a reserve for bad debts and normal returns, credits, adjustments and warranty coverage, in each case reflected in the March 31, 1999 Unaudited Financials in accordance with GAAP and consistent with past practice, have been collected or, subject to the occurrence of unforeseen events occurring after the date hereof, are collectible in the ordinary course of business of the Company and its Subsidiaries in the aggregate recorded amounts thereof in accordance with their terms.

         3.20     Investment  Company.   Neither  the  Company  nor  any  Person
                  -------------------
controlling the Company is, and no such Person after giving effect to the transactions contemplated hereby will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         3.21     Insurance.  The  Company  has in full  force  and  effect  (i)
                  ---------
general liability, (ii) directors and officers, and (iii) media insurance policies, in each case, with financially sound and responsible insurance companies, with extended coverage, sufficient in amount (subject to reasonable deductions) in respect of its properties that might be damaged or destroyed.

         3.22     Exemption from Registration; Restrictions on Offer and Sale of
                  --------------------------------------------------------------
Same or Similar  Securities.  Assuming the representations and warranties of the
---------------------------
Initial Purchasers set forth in Section 4 hereof are true and correct in all material respects, the offer and sale of the Shares made pursuant to this Agreement will be exempt from the registration requirements of the Act. Neither the Company nor any Person acting on its behalf has, in connection with the offering of the Shares engaged in (i) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Act), (ii) any action involving a public offering within the meaning of Section 4(2) of the Act, or (iii) any action that would require the registration under the Act of the offering and sale of the Shares pursuant to this Agreement or that would violate applicable state securities or "blue sky"

                                                             Page 41 of 79 pages

laws. The Company has not made and will not prior to the Second Closing make, directly or indirectly, any offer or sale of shares of its Capital Stock, if as a result the offer and sale of the securities contemplated hereby, or any of them, could fail to be entitled to exemption from the registration requirements of the Act. As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(3) of the Act.

         3.23     Contracts.  True and complete copies of all material contracts
                  ---------
of the Company required to be filed as exhibits to SEC Documents have been made available to the Initial Purchasers by the Company. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party is in breach of or in default under any such contract except for such breaches and defaults as in the aggregate have not had, and would not reasonably be expected to, have a Material Adverse Effect.

         3.24     No  Material  Adverse  Change.  Since  April 1, 1999:  (a) the
                  -----------------------------
Company and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would reasonably be expected to result in a Material Adverse Effect; (b) the Company and its Subsidiaries have not sustained any loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had or that would reasonably be expected to have a Material Adverse Effect; (c) there has been no material change in the indebtedness of the Company and its Subsidiaries; (d) there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its Subsidiaries on any class of its capital stock; (e) neither the Company nor any of its Subsidiaries has made (nor does it propose to make) (i) any material change in its accounting methods or practices or (ii) any material change in the depreciation or amortization policies or rates adopted by it, in either case, except as may be required by law or applicable accounting standards; and (f) there has been no event causing a Material Adverse Effect, nor any development that would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         3.25     Trade  Relations.  Except as set forth in Schedule  3.25 or as
                  ----------------
previously disclosed in writing to the Initial Purchasers, there exists no actual or, to the Company's Knowledge, threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of the Company or any of its Subsidiaries with, any customer or any group of customers whose purchases are individually or in the aggregate material to the business of the Company or any of its Subsidiaries, or with any material supplier, and, to the Company's Knowledge, there exists no present condition or state of fact or circumstances that would materially adversely affect the Condition of the Company or, to the Company's Knowledge, prevent the Company from conducting its business after the consummation of the transactions contemplated by this Agreement and each of the other Transaction Documents, in substantially the same manner in which such business has heretofore been conducted and described in the SEC Documents.

         3.26     Broker's,  Finder's or Similar  Fees.  There are no  brokerage
                  ------------------------------------
commissions, finder's fees or similar fees or commissions payable by the Company in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any of its Subsidiaries or any action taken by any such entity.

                                                             Page 42 of 79 pages

         3.27     Disclosure;  Agreement and Other  Documents.  The  Transaction
                  -------------------------------------------
Documents and each of the certificates furnished to the Initial Purchasers by the Company in connection with the purchase and sale of the Shares at or prior to the First Closing, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

                  SECTION IV. REPRESENTATIONS AND WARRANTIES
                           OF THE INITIAL PURCHASERS

                  Each of the Initial Purchasers hereby represents and warrants (severally as to itself and not jointly) to the Company as follows:

         4.1      Existence  and  Power.  Such  Initial  Purchaser  (a) is  duly
                  ---------------------
organized and validly existing under the laws of the jurisdiction of its formation and (b) has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.

         4.2      Authorization;  No Contravention.  The execution, delivery and
                  --------------------------------
performance by such Initial Purchaser of this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, including, without limitation, the purchase of the First Shares, (a) have been duly authorized by all necessary action, (b) do not contravene the terms of such Initial Purchaser's organizational documents, or any amendment thereof, and (c) do not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of such Purchaser, or any Requirement of Law applicable to such Initial Purchaser.

         4.3      Governmental Authorization; Third Party Consents. No approval,
                  ------------------------------------------------
consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the First Shares) by, or enforcement against, such Initial Purchaser of this Agreement, each of the other Transaction Documents to which it is a party and the transactions contemplated hereby or thereby.

         4.4      Binding   Effect.   This  Agreement  and  each  of  the  other
                  ----------------
Transaction Documents to which it is a party have been duly executed and delivered by such Initial Purchaser and constitute the legal, valid and binding obligations of such Initial Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

         4.5      Purchase for Own  Account.  The First Shares to be acquired by
                  -------------------------
such Initial Purchaser pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such First Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of such Initial Purchaser at all times to sell

                                                             Page 43 of 79 pages

or otherwise dispose of all or any part of such First Shares under an effective registration statement under the Act, or under an exemption from such registration available under the Act, and subject, nevertheless, to the disposition of such Initial Purchaser's property being at all times within its control. If such Initial Purchaser should in the future decide to dispose of any of the First Shares, such Initial Purchaser understands and agrees that it may do so only in compliance with the Act and applicable state securities laws, as then in effect. Such Initial Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing the First Shares substantially to the following effect:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE
         DISPOSED OF EXCEPT  PURSUANT  TO AN  EFFECTIVE  REGISTRATION  STATEMENT
         UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT."

         4.6      Accreditation;  Sophistication; Other Securities Laws Matters.
                  -------------------------------------------------------------
Each Initial Purchaser (a) is an "accredited investor" within the meaning of Rule 501 under the Act; (b) has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company and is able financially to bear the risks thereof; (c) has had an opportunity to review the SEC Documents and exhibits thereto and discuss the Company's business, management and financial affairs with the Company's management; and (d) is a resident of the jurisdiction listed next to its name on Schedule 2.2 hereto for purposes of state "blue sky" securities law purposes.

         4.7      Broker's,  Finder's or Similar  Fees.  There are no  brokerage
                  ------------------------------------
commissions, finder's fees or similar fees or commissions payable by the Initial Purchasers or any of them, in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Initial Purchaser or any action taken by such Initial Purchaser.

         4.8      Financial  Resources.  Each  of  the  Initial  Purchasers  has
                  --------------------
adequate financial resources to meet its payment obligations at the First Closing and the Second Closing.

                    SECTION V. CONDITIONS TO THE OBLIGATION
                           OF THE PURCHASERS TO CLOSE

                  The obligation of the Initial Purchasers to purchase the Shares and to pay the First Purchase Price, and of the Second Closing Purchasers to pay the Second Purchase Price, and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Initial Purchasers of the following conditions on or before the First Closing Date or in the case of Sections 5.9 and 5.12, by the Second Closing Purchasers on or before the Second Closing Date.

                                                             Page 44 of 79 pages

         5.1      Representations   and  Warranties.   The  representations  and
                  ---------------------------------
warranties of the Company contained in Section 3 hereof shall be true and correct in all material respects at and on the First Closing Date as if made at and on such date, except to the extent that any representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such date and except for any activities or transactions which may have taken place after the date hereof which are contemplated by this Agreement.

         5.2      Compliance  with  this  Agreement.   The  Company  shall  have
                  ---------------------------------
performed and complied in all material respects with all of its agreements and conditions set forth herein that are required to be performed or complied with by the Company on or before the First Closing Date.

         5.3      Secretary's  Certificate.  The Initial  Purchasers  shall have
                  ------------------------
received a certificate from the Company, in form and substance Initial Purchasers, dated the First Closing Date and signed by a secretary or an assistant secretary of the Company, certifying (a) that the attached copies of the Certificate of Incorporation, the By-Laws and resolutions of the Board of Directors of the Company approving this Agreement, each of the other Transaction Documents and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect, and (b) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, each of the other Transaction Documents and any other document delivered in connection herewith on behalf of the Company.

         5.4      Officers'  Certificate.  The  Initial  Purchasers  shall  have
                  ----------------------
received a certificate from the Company, in form and substance satisfactory to the Initial Purchasers, dated the First Closing Date and signed by the Company's chief executive officer and its treasurer, certifying that (a) the representations and warranties of the Company contained in Section 3 hereof are true and correct in all material respects on the First Closing Date and (b) the Company has performed and complied with in all material respects all of the agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before the First Closing Date.

         5.5      Documents.  The Initial  Purchasers  shall have received true,
                  ---------
complete and correct copies of such documents as they may reasonably request in connection with or relating to the issue and sale of the Shares and the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Initial Purchasers.

         5.6      Filing of  Certificate  of  Amendment  to the  Certificate  of
                  --------------------------------------------------------------
Incorporation.  The Certificate of Amendment to the Certificate of Incorporation
-------------
shall have been duly filed by the Company with the Secretary of State of the State of New York in accordance with the General Corporation Law of the State of New York.

         5.7      Opinion of Counsel. The Initial Purchasers shall have received
                  ------------------
an opinion of counsel to the Company, dated the First Closing Date, relating to the transactions contemplated hereby or referred to herein, substantially in the form attached hereto as Exhibit B.
                        ---------

         5.8      Approval of Counsel to the Initial Purchasers. All actions and
                  ---------------------------------------------
proceedings hereunder and all documents required to be delivered by the Company hereunder or in connection with the consummation of the transactions

                                                             Page 45 of 79 pages

contemplated hereby, and all other related matters, shall have been acceptable to Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Initial Purchasers, in their reasonable judgment as to their form and substance.

         5.9      Shares.  At the First Closing and the Second  Closing,  as the
                  ------
case may be, the Company shall have delivered to each of the Purchasers stock certificates in definitive form representing the number of Shares set forth opposite such Purchaser's name on Schedule 2.2 and/or the Second Closing Notice, as the case may be, registered in the name of such Purchaser.

         5.10     Consents   and    Approvals.    All   consents,    exemptions,
                  ---------------------------
authorizations, or other actions by, or notices to, or filings with Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Company which are necessary or required in connection with the execution, delivery or performance (including, without limitation, the issuance of the Shares and shares of Common Stock issuable upon conversion of the Shares) by, or enforcement against, the Company of this Agreement and each of the other Transaction Documents shall have been obtained and be in full force and effect, except for consents, exceptions, authorizations or other actions which would not have a Material Adverse Effect, and each of the Initial Purchasers shall have been furnished with appropriate evidence thereof.

         5.11     No  Litigation.  As of the First  Closing,  no  action,  suit,
                  --------------
proceeding, claim or dispute shall have been brought or otherwise arisen on or before the First Closing Date, at law, in equity, in arbitration or before any Governmental Authority against the Company or any of its Subsidiaries which is reasonably likely to (a) have a material adverse effect on the Condition of the Company or (b) have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or any of the other Transaction Documents.

         5.12     No Material Judgment or Order. There shall not be on the First
                  -----------------------------
Closing Date or on the Second Closing Date any Order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which would, in the reasonable judgment of the Purchasers, (a) prohibit or restrict (i) the purchase of the Shares or (ii) the consummation of the transactions contemplated by this Agreement, (b) subject the Purchasers to any material penalty or other onerous condition under or pursuant to any Requirement of Law if the Shares were to be purchased hereunder or (c) restrict the operation of the business of the Company or any of the Subsidiaries as conducted on the date hereof in a manner that would have a material adverse effect on the Condition of the Company.

         5.13     No Material  Adverse  Change.  From the date hereof  until the
                  ----------------------------
First Closing Date, there shall have been no material adverse change in the Condition of the Company.

                    SECTION VI. CONDITIONS TO THE OBLIGATION
                             OF THE COMPANY TO CLOSE

                  The obligations of the Company to issue and sell the Shares and to perform its other obligations hereunder, shall be subject to the satisfaction as determined by, or waiver by, the Company of the following conditions on or before the First Closing Date or the Second Closing Date, as applicable:

                                                             Page 46 of 79 pages

         6.1      Representations  and Warranties.  (i) The  representations and
                  -------------------------------
warranties of the Initial Purchasers contained in Section 4 hereof shall be true and correct at and on the First Closing Date as if made at and on such date, except to the extent that any representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such date and except for any activities or transactions which may have taken place after the date hereof which are contemplated by this Agreement, and (ii) to the extent that any Second Closing Purchaser is not also an Initial Purchaser, such Second Closing Purchaser shall deliver at the Second Closing Date, an instrument in the form of Exhibit C attached hereto, which instrument will (x) affirm that the representations and warranties contained in Section 4 hereof were true and correct as to such Second Closing Purchaser at and on the Second Closing Date as if made at and on such date, except to the extent that any representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such date and except for any activities or transactions which may have taken place after the date hereof which are contemplated by this Agreement and (y) agree that the Second Closing Purchasers shall be bound by this Agreement and shall have all the obligations, rights and remedies owed by or available to the Initial Purchasers hereunder.

         6.2      Compliance with this Agreement.  The Initial  Purchasers shall
                  ------------------------------
have performed and complied in all material respects with all of their agreements and conditions set forth herein that are required to be performed or complied with by the Purchasers on or before the First Closing Date.

         6.3      Consents   and    Approvals.    All   consents,    exemptions,
                  ---------------------------
authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Purchasers which are necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the Shares and the shares of Common Stock issuable upon conversion of the Shares) by, or enforcement against, the Purchasers of this Agreement shall have been obtained and be in full force and effect, and the Company shall have been furnished with appropriate evidence thereof.

         6.4      Payment of Purchase Price. At the First Closing and the Second
                  -------------------------
Closing, as the case may be, the Company shall have received the First Purchase Price and the Second Purchase Price, as the case may be.

         6.5      No Material Judgment or Order. There shall not be on the First
                  -----------------------------
Closing Date or on the Second Closing Date any Order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which would, in the reasonable judgment of the Company, (a) prohibit or restrict (i) the sale of the Shares or (ii) the consummation of the transactions contemplated by this Agreement or (b) subject the Company to any penalty or other onerous condition under or pursuant to any Requirement of Law if the Shares were to be sold hereunder.

                                                             Page 47 of 79 pages

                  SECTION VII. AFFIRMATIVE COVENANTS

                  The Company hereby covenants and agrees with the Purchasers with respect to this Section 7, and the Initial Purchasers hereby covenant and agree with the Company with respect to Section 7.5, so long as any shares of Series A Preferred Stock or shares of Common Stock issuable upon the conversion thereof are outstanding, except to the extent that a particular section of this
Section 7 provides for an earlier termination, as follows:

         7.1      SEC Filings.  From and after the date of this  Agreement,  the
                  -----------
Company agrees that it will use commercially reasonable efforts to file with the SEC, within the time periods specified in the SEC's rules and regulations for as long as they are applicable to the Company, (i) all quarterly and annual financial information required to be filed with the SEC on Forms 10-QSB and 10-KSB, (ii) all current reports required to be filed with the SEC on Form 8-K and (iii) any other information required to be filed with the SEC.

         7.2      Reservation of Shares.  The Company shall at all times reserve
                  ---------------------
and keep available out of its authorized shares of Common Stock, solely for the purpose of issue or delivery upon conversion of the Shares, as provided in the Certificate of Amendment to the Certificate of Incorporation and the Certificate of Incorporation, the number of shares of Common Stock that may be issuable or deliverable upon such conversion or exercise. The Company shall issue such shares of Common Stock in accordance with the terms of this Agreement, the Certificate of Incorporation, the Certificate of Amendment to the Certificate of Incorporation (in the case of the shares of Common Stock issuable upon conversion of the Shares), and otherwise comply with the terms hereof and thereof.

         7.3      Registration  and  Listing.  If any  shares  of  Common  Stock
                  --------------------------
required to be reserved for purposes of conversion of the Shares, as provided in the Certificate of Amendment to the Certificate of Incorporation, require registration with or approval of any Governmental Authority under any Federal or state or other applicable law before such shares of Common Stock may be issued or delivered upon conversion or exercise, the Company will in good faith and as expeditiously as possible cause such shares of Common Stock to be duly registered or approved, as the case may be. So long as the shares of Common Stock are quoted on the NASDAQ or listed on any national securities exchange, the Company will, if permitted by the rules of such system or exchange, quote or list and keep quoted or listed on such system or exchange, upon official notice of issuance, all shares of Common Stock issuable or deliverable upon conversion of the Shares.

         7.4      Director  and Officer  Liability  Insurance.  The Company will
                  -------------------------------------------
maintain director and officer liability insurance which is commercially standard for a company similarly situated to the Company.

        7.5       Second Closing. At the Second Closing,  the Initial Purchasers
                  --------------
shall  purchase  any  and  all  Second  Shares  not  purchased  by the  Approved
Investors.

                          SECTION VIII. INDEMNIFICATION

                  (a) Except as otherwise provided in this Section 8, the Company agrees to indemnify, defend and hold harmless each Initial Purchaser and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling

                                                             Page 48 of 79 pages


         persons to the fullest extent permitted by law from and against any and all claims, losses, liabilities, damages, deficiencies, judgements, assessments, fines, settlements, costs or expenses (including interest, penalties and reasonable fees, disbursements and other charges of counsel) (collectively, "Losses") based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any surviving representation, warranty, covenant or agreement of the Company contained in any Transaction Document. Notwithstanding the foregoing, the Company's liability pursuant to this Section 8 shall in no event exceed $10,000,000.

                  (b) Except as otherwise provided in this Section 8, the Purchasers, severally and not jointly, agree to indemnify, defend and hold harmless the Company and its respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons to the fullest extent permitted by law from and against any and all Losses based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any surviving representation, warranty, covenant or agreement of the Purchasers contained in any Transaction Document. Notwithstanding the foregoing, the Purchasers' liability pursuant to this Section 8 shall in no event exceed $10,000,000.

                        SECTION IX. REGISTRATION RIGHTS.

                  The Company hereby agrees to provide registration rights with respect to the Registrable Securities as set forth below.

         9.1      Securities Subject to this Agreement.
                  ------------------------------------

                  (a)     Registrable  Securities.  For  the  purposes  of  this
                          -----------------------
         Section 9, Registrable Securities will cease to be Registrable Securities when such Registrable Securities are sold and otherwise transferred pursuant to Rule 144 under the Act or a registration statement covering such Registrable Securities has been declared effective under the Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective registration statement.

                  (b)     Holders of Registrable Securities.  A Person is deemed
                          ---------------------------------
         to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds a warrant to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities whether or not such acquisition or conversion has actually been effected and disregarding any legal restrictions upon the exercise of such rights. If the Company receives conflicting instructions, notices or elections from two or more persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option or upon conversion of another security shall be deemed outstanding for the purposes of this Section 9.

         9.2      Demand Registration.
                  -------------------

                  (a)     Request for Demand Registration. At any time after the
                          -------------------------------
         date hereof, so long as the Purchasers own Registrable Securities, on an as-converted basis, equal to at least 1/3 of the Shares, then the

                                                             Page 49 of 79 pages

         holders of 25.0% of the outstanding Registrable Securities (the "Stockholders") may make a written request (the "Demand Notice") for registration of Registrable Securities under the Act, and under the securities or blue sky laws of any jurisdiction designated by such holder or holders (a "Demand Registration"); provided, that the Company
                                                      --------
         will not be required to effect more than three Demand Registrations in the aggregate at the request of the holders of Registrable Securities pursuant to this Section 9.2(a); provided, further, that the Company
                                           --------   -------
         shall not be required to effect more than one registration pursuant to this section in any six-month period. Notwithstanding the foregoing, the Company shall not be required to effect any Demand Registration unless the anticipated aggregate proceeds to the selling holders would equal or exceed $5,000,000. Upon a request for a Demand Registration, the Company shall use its best efforts to prepare and file with the SEC, as soon as reasonably practicable, a registration statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Act (or any successor rule or similar provision then in effect) (a "Shelf Registration Statement") registering the resale from time to time by the Stockholders thereof of their Registrable Securities (the "Demand Shelf Registration"). Within fifteen (15) days after the receipt of the Demand Notice, the Company shall give written notice thereof to all holders holding Registrable Securities and include in such registration all Registrable Securities held by a holder thereof with respect to which the Company has received written requests for inclusion therein at least ten (10) days prior to the filing of the Demand Shelf Registration.

                  (b)     Effective Demand  Registration.  A registration  shall
                          ------------------------------
         not constitute a Demand Registration until it has become effective under the Act and remains effective until the earlier of the (i) completion of any offering of securities thereunder and (ii) the date nine months (plus any Blackout Period, as defined below) from the date on which it first became effective under the Act (unless withdrawn upon the written request of the holders). The Company shall use its best efforts to cause any registration statement filed pursuant to Section 9.2(a) to be declared effective under the Act as soon as practicable (and shall promptly notify in writing the Stockholders once any such registration statement has been declared effective).

                  (c)     Blackout Periods. If the Demand Shelf Registration (or
                          ----------------
         any Subsequent Shelf Registration, as defined below) is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof (including, without limitation, amend the registration statement concerned in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof), and such Demand Shelf Registration (or any Subsequent Shelf Registration) will be deemed not to have been effective during the period of such interference until the offering of Registrable Securities pursuant to such Shelf Registration Statement (or Subsequent Shelf Registration Statement) may legally resume (the "Blackout Period").


                  (d)     Subsequent  Shelf  Registration.  Notwithstanding  the
                          -------------------------------
         foregoing paragraph, if prior to the date nine months (plus any Blackout Period) from the date the Demand Shelf Registration covering

                                                             Page 50 of 79 pages

         the Registrable Securities has been declared effective under the Act, the Company has failed to obtain the withdrawal of any stop order, injunction or other order suspending the effectiveness within 60 days of such cessation of effectiveness, the Company shall file an additional Shelf Registration covering the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Company shall use its best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Registration Statement continuously effective until the earlier of the (i) completion of any offering of securities thereunder; (ii) expiration of the nine month anniversary (plus any Blackout Period, as defined below) from date on which it first became effective under the Act (unless withdrawn upon the written request of the holders); and (iii) date another Subsequent Shelf Registration covering the Registrable Securities has been declared effective under the Act. If the registration required under this
         Section 9 is deemed not to have been effected then the Company shall continue to be obligated to effect a registration statement pursuant to this Section 9.

                  (e)     Underwriting  Procedures.  If holders of a majority of
                          ------------------------
         the  Registrable  Securities  included  in the Demand  Registration  so elect,  the offering of such  Registrable  Securities  pursuant to such
         Demand  Registration  shall  be  in  the  form  of  a  firm  commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be a nationally recognized investment banking firm selected by the Company with the consent of such holders, which consent will not be unreasonably delayed or withheld (an "Approved Underwriter"). In such event, if the Approved Underwriter advises the Company in writing that in its opinion the aggregate amount of such securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, the Company shall include in such registration only the aggregate amount of securities that in the opinion of the Approved Underwriter may be sold without any such material adverse effect and shall first reduce (to zero, if necessary) the amount of securities sought to be included therein by each holder who wishes to participate in the Demand Registration through the exercise of piggy-back registration rights as contemplated by Section 9.3 as a group, if any, and then, if such reduction is not sufficient, as to the Stockholders as a group, pro rata within each group (including other holders of Common Stock who may have registration rights which are pari passu with the Registrable Securities) based on the number of Registrable Securities included in the request for Demand Registration, the amount of Registrable Securities to be included by each Stockholder in such registration. To the extent more than 10.0% of the Registrable Securities so requested to be registered are excluded from the offering, then the holders of such Registrable Securities shall have the right to one additional Demand Registration under this Section 9.2 with respect to such Registrable Securities.

                  (f)     Deferral   of   Registration.    Notwithstanding   the
                          ----------------------------
         foregoing, if, at any time prior to the effective date of the registration statement with respect to a Demand Registration, the Company is: (i) pursuing an underwritten offering of shares of its Capital Stock for its own account, or engaged in or proposes to engage in (A) financing, (B) acquisition of the capital stock or substantially all the assets of any other person (other than in the ordinary course

                                                             Page 51 of 79 pages

         of business) or (C) any disposition of material assets (other than in the ordinary course of business), any tender offer or any merger, consolidation, corporate reorganization or restructuring or other similar transaction; and (ii) the Board of Directors, using good faith, determines that it would be seriously detrimental to the Company for a registration statement to be filed at such time, the Company may defer the filing of a registration statement with respect to any Demand Registration required by this Section 9.2 until a date not later than 120 days from the date of the Deferral Notice (as defined below) (the "Deferral Period"). If the Board of Directors of the Company makes such determination, the Company shall give written notice (the "Deferral Notice") of such determination to the holders of Registrable Securities; provided, that, the Company may exercise its right to delay a Demand Registration hereunder only once in any twelve-month period. The Company shall notify the holders of the expiration of the Deferral Period and shall cause the registration statement with respect to the Demand Registration to be filed on the fifth Business Day following the expiration of the Deferral Period (the "Withdrawal Period") (or, if registration on such date is not practicable, as promptly as possible thereafter) unless, prior to the expiration of the Withdrawal Period, the holders holding a majority of Registrable Securities to be included in any such Demand Registration, by written notice to the Company, withdraw the request made under this Section 9.2, in which case, such request shall not count as one of the Demand Registrations permitted hereunder and the Company shall pay all Registration Expenses in connection with such registration.

         9.3      Piggy-Back  Registration.  If the  Company  proposes to file a
                  ------------------------
registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of a Stockholder pursuant to
Section 9.2 of any class of security (other than a registration statement on Form S-4 or S-8 or any successor forms thereto), then the Company shall give written notice of such proposed filing to each of the holders of Registrable Securities (other than any Stockholders), and such notice shall describe in detail the proposed registration and distribution and shall offer such holders (other than any Stockholders) the opportunity to register the number of Registrable Securities as each such holder may request. The Company shall, and shall use commercially reasonable efforts (within ten (10) days of the notice provided for in the preceding sentence) to cause the managing underwriter or underwriters of a proposed underwritten offering (the "Company Underwriter") to, permit the holders of Registrable Securities who have requested in writing (within ten (10) days of the giving of the notice of the proposed filing by the Company) to participate in the registration for such offering (the "Requesting Holders") to include such Registrable Securities in such offering on the same terms and conditions as the securities of the Company included therein. In connection with any offering under this Section 9.3 involving an underwriting, the Company shall not be required to include any Registrable Securities in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it. If, in the opinion of the Company Underwriter, the registration of all, or part, of the Registrable Securities which the Requesting Holders have requested to be included would materially and adversely affect such public offering, then the

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                                                             Page 52 of 79 pages

Company shall be required to include in the underwriting only that number of Registrable Securities, if any, which the Company Underwriter believes may be sold without causing such adverse effect, and the amount of securities to be offered in the underwriting shall be allocated first, to the Company based on the number of shares it desires to sell in the underwritten offering for its own account; and thereafter pro rata among the Stockholders based on the number of shares otherwise proposed to be included therein by the Stockholders. If the number of Registrable Securities to be included in the underwriting in accordance with the foregoing is less than the total number of shares which the Requesting Holders of Registrable Securities have requested to be included, then such Requesting Holders shall participate in the underwriting pro rata based upon their total ownership of the Registrable Securities and such other shares of Common Stock as are requested to be included by other holders of shares of Common Stock which have registration rights. If any Requesting Holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among other Requesting Holders pro rata based upon their total ownership of Registrable Securities and such other shares of Common Stock.

         9.4      Holdback Agreements.
                  -------------------

                  (a)     Restrictions  on Public Sale by Holders of Registrable
                          ------------------------------------------------------
         Securities.  To the extent not  inconsistent  with  applicable law, the
         ----------
         Purchasers agree that in connection with a registered public offering of the Company's equity securities, they will not effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, during the 10 days prior to, and during the 90 days beginning on, the effective date of the Company's registration statement (except as part of such registration), if and to the extent reasonably requested by the Company in writing in the case of a non-underwritten public offering or to the extent reasonably requested by the Underwriter in writing in the case of an underwritten public offering.

                  (b)     Restrictions  on  Public  Sale  by  the  Company.  The
                          ------------------------------------------------
         Company agrees not to effect any public sale or distribution of any of its equity securities, or any securities convertible into or exchangeable or exercisable for such equity securities (except pursuant to registrations on Forms S-4 or S-8 of the Act or any successor or other forms not available for registering equity securities for sale to the public) during the 10 Business Days prior to, and during the 30 day period beginning on the effective date of any registration statement in which the holders of Registrable Securities are participating unless such registration statement also relates to securities being offered by the Company.

         9.5      Registration Procedures.
                  -----------------------

                  (a)     Obligations of the Company.  Whenever  registration of
                          --------------------------
         Registrable Securities has been requested pursuant to Section 9.2 of this Agreement, the Company shall use reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof, and in connection with any such request, the Company shall, as soon as reasonably practicable:

                          i. prepare and file with the SEC (in any event not later than sixty (60) days, subject to Section 9.2(f), after receipt of a request to file a registration statement with respect to Registrable Securities) a registration statement, and use its best efforts to cause such registration statement to become effective under the Act; provided,
                                                                       --------
                  however,  that  before  filing  a  registration  statement  or
                  -------
                  prospectus or any amendments or supplements thereto, the Company shall (A) provide counsel selected by the holders of a majority of the Registrable Securities being registered in such registration ("Holders' Counsel") with an opportunity to

                                                             Page 53 of 79 pages

                  participate in the preparation of such registration statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the SEC, which documents shall be subject to the review of Holders' Counsel, and (B) notify the Holders' Counsel and each seller of Registrable Securities of any stop order issued or threatened by the SEC and take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

                          ii. prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period which will terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the ninety (90) day period referred to in Section 4(3) of the Act and Rule 174 thereunder, if applicable), and comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                          iii. furnish to each seller of Registrable Securities, prior to filing a registration statement, copies of such registration statement as is proposed to be filed, and thereafter such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                          iv. use reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Securities requests, and to continue such qualification in effect in such jurisdiction for as long as is permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 9.5(a)(iv), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;

                          v. use reasonable efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers of Registrable Securities to consummate the disposition of such Registrable Securities;

                                                             Page 54 of 79 pages

                          vi. notify each seller of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

                          vii. enter into and perform customary agreements (including an underwriting agreement in customary form with the Approved Underwriter, if any, selected as provided in
                  Section 9.2) and take such other actions as are reasonably required in order to facilitate the disposition of such Registrable Securities;

                          viii. make available for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition pursuant to such registration statement, Holders' Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an "Inspector" and collectively, the "Inspectors"), during regular business hours and upon reasonable advance notice, all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such registration statement;

                          ix. if such sale is pursuant to an underwritten offering, obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as Holders' Counsel or the managing underwriter reasonably requests;

                          x. furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the

                                                             Page 55 of 79 pages

                  purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as such seller may reasonably request and are customarily included in such opinions;

                          xi. otherwise use reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the registration statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the registration statement, in a manner which satisfies the provisions of Section 11(a) of the Act;


                          xii. cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed (including NASDAQ), provided, that the applicable listing requirements are satisfied;

                          xiii. cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD"); and

                          xiv. use reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby.

                  (b) Notice to Discontinue. Each holder of Registrable Securities agrees that, upon receipt of any written notice from the Company of the happening of any event of the kind described in Section 9.5(a)(vi), such holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 9.5(a)(vi) and, if so directed by the Company, such holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including without limitation the period referred to in
         Section 9.5(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 9.5(a)(vi) to and including the date when the holder shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 9.5(a)(vi).

         9.6      Registration  Expenses.  The  Company  shall pay all  expenses
                  ----------------------
(other than underwriting discounts and commissions) arising from or incident to the Company's performance of, or compliance with, Section 9 of this Agreement, including without limitation, (i) SEC, stock exchange, NASDAQ and NASD registration and filing fees, (ii) all fees and expenses incurred by Company in complying with securities or blue sky laws (including reasonable fees, charges and disbursements of counsel in connection with blue sky qualifications of the

                                                             Page 56 of 79 pages

Registrable Securities), (iii) all printing, messenger and delivery expenses, and (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including without limitation any expenses arising from any special audits incident to or required by any registration or qualification) in connection with any Demand Registration pursuant to the terms of this Agreement, regardless of whether such registration statement is declared effective. All of the expenses described in this Section
9.6 are referred to herein as "Registration Expenses."

         9.7      Indemnification; Contribution.

                  (a)     Indemnification by the Company.  The Company agrees to
                          ------------------------------
         indemnify, to the fullest extent permitted by law, each holder of Registrable Securities, its officers, directors, partners, employees, advisors and agents and each Person who controls (within the meaning of the Act or the Exchange Act) such holder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or a failure by such holder to deliver an updated prospectus that has been filed with the SEC. The Company shall also indemnify any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of the Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

                  (b)     Indemnification  by Holders.  In  connection  with any
                          ---------------------------
         registration statement in which a holder of Registrable Securities is participating pursuant to Section 9.2 or 9.3 hereof, each such holder shall furnish to the Company in writing such information with respect to such holder as the Company may reasonably request in writing or as may be required by law for use in connection with any such registration statement or prospectus and each holder, by its participation in such registration, agrees to indemnify, to the extent permitted by law, the Company, any underwriter retained by the Company and their respective directors, officers, employees and each Person who controls the Company or such underwriter (within the meaning of the Act and the Exchange
         Act) to the same extent as the foregoing indemnity from the Company to the holders of Registrable Securities, but solely with respect to any such information furnished in writing by or on behalf of such holder.

                  (c)     Conduct  of  Indemnification  Proceedings.  Any Person
                          -----------------------------------------
         entitled to indemnification hereunder (the "Registration Rights Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Registration Rights Indemnifying Party") after the receipt by the Registration Rights Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the

                                                             Page 57 of 79 pages

         Registration Rights Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, that the failure
                                                      --------
         so to notify the Registration Rights Indemnifying Party shall not relieve the Registration Rights Indemnifying Party of any liability that it may have to the Registration Rights Indemnified Party hereunder unless, and only to the extent that, such failure results in the Registration Rights Indemnifying Party's forfeiture of substantial rights or defenses. If notice of commencement of any such action is given to the Registration Rights Indemnifying Party as above provided, the Registration Rights Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Registration Rights Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Registration Rights Indemnified Party. The Registration Rights Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the Registration Rights Indemnified Party unless (i) the Registration Rights Indemnifying Party agrees to pay the same, (ii) the Registration Rights Indemnifying Party fails to assume the defense of such action with counsel satisfactory to the Registration Rights Indemnified Party in its reasonable judgment, (iii) the named parties to any such action
         (including any impleaded parties) have been advised by such counsel that either (A) representation of such Registration Rights Indemnified Party and the Registration Rights Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there may be one or more legal defenses available to the Registration Rights Indemnified Party which are different from or additional to those available to the Registration Rights Indemnifying Party. No Registration Rights Indemnifying Party shall, without the prior written consent of each Registration Rights Indemnified Party, settle, compromise or consent to the entry of any judgment unless such settlement, compromise or consent includes an unconditional release of the Registration Rights Indemnified Party from all liability relating thereto. In either of such cases the Registration Rights Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Registration Rights Indemnified Party. No Registration Rights Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

                  (d)     Contribution.  If the indemnification  provided for in
                          ------------
         this Section 9.7 from the Indemnifying Party is applicable by its terms but unavailable to a Registration Rights Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Registration Rights Indemnified Party, shall contribute to the amount paid or payable by such Registration Rights Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Registration Rights Indemnifying Party and Registration Rights Indemnified Party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The

                                                            Pages 58 of 79 pages

         relative faults of such Registration Rights Indemnifying Party and Registration Rights Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Registration Rights Indemnifying Party or Registration Rights Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Sections 9.7(a), 9.7(b) and 9.7(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9.7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person.

         9.8      Rule 144.  The Company  covenants  that for so long as it is a
                  --------
public company subject to the rules and regulations of the Exchange Act, it shall take such action as each holder of Registrable Securities may reasonably request (including providing any information necessary to comply with Rules 144 under the Act), all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by (a) Rule 144 under the Act, as such rules may be amended from time to time, or (b) any similar rules or regulations hereafter adopted by the SEC. The Company shall, upon the request of any holder of Registrable Securities, deliver to such holder a written statement as to whether the Company has complied with such requirements.

                  SECTION X. TERMINATION OF AGREEMENT

         10.1     Termination. This Agreement may be terminated as follows:

                  (a) at any time on or prior to the First Closing Date, by mutual written consent of the Company and the Initial Purchasers; or

                  (b) at the election of the Company or the Purchasers by written notice to the other parties hereto after 5:00 p.m., New York City time on August 24, 1999, if the First Closing and Second Closing shall not have been consummated pursuant hereto, unless such date is extended by the mutual written consent of the Company and the Purchasers; provided, however, that any party that breaches its obligations under this Agreement shall not be permitted to terminate this Agreement pursuant to this Subparagraph 10.1(b); or

                  (c) at the election of the Company, if any one or more of the conditions to its obligation to close set forth in Section 6 has not been satisfied or waived and the First Closing shall not have occurred on the scheduled First Closing Date; or

                  (d) at the election of the Initial Purchasers, if any one or more of the conditions to its obligation to close set forth in
         Section 5 has not been satisfied or waived and the First Closing shall not have occurred on the scheduled First Closing Date; or

                                                             Page 59 of 79 pages

                  (e) at the election of the Company if there has been a material breach of any representation, warranty, covenant or agreement of the Initial Purchasers contained in this Agreement, which breach is incurable or has not been cured by the Initial Purchasers within 10 days after written notice from the Company; or

                  (f) at the election of the Initial Purchasers if there has been a material breach prior to the First Closing Date of any representation, warranty, covenant or agreement of the Company contained in this Agreement, which breach is incurable or has not been cured by the Company within 10 days after written notice from the Initial Purchasers.

         10.2     Survival. If this Agreement is terminated and the transactions
                  --------
contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect; provided, however, that (i) a breaching party shall be liable to the non-breaching party for damages caused by such breach; (ii) none of the parties hereto shall have any liability in respect of a termination of this Agreement pursuant to Section 10.1(a) or Section 10.1(b); and provided further, that none of the parties hereto shall have any liability for speculative or unforeseeable damages resulting from a termination of this Agreement. In the event any of the Second Closing Purchasers fail to purchase the Second Shares at the Second Closing, the Company may use any remedy available to it at law or equity against the Initial Purchasers to enforce the Initial Purchasers' obligations under Section 7.5.

                           SECTION XI. MISCELLANEOUS

         11.1     Survival of  Representations,  Warranties and  Covenants.  The
                  --------------------------------------------------------
representations and warranties, covenants and agreements contained herein shall survive for a period of eighteen months following the First Closing Date.

         11.2     Notices.   All  notices,   demands  and  other  communications
                  -------
provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service, overnight mail or personal delivery:

                  (i)      if to Quantum Industrial Partners LDC.:

                           Kaya Flamboyan 9,
                           Villemstad
                           Curacao
                           Netherlands-Antilles

                           with a copy to:

                           Soros Fund Management LLC
                           888 Seventh Avenue
                           New York, NY 10016
                           Telecopy: (212) 664-0544
                           Attn: Michael Neus, Esq.

                           and a copy to:

                                                             Page 60 of 79 pages

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, New York 10019-6064
                           Telecopy: (212) 757-3990
                           Attention: Matthew Nimetz, Esq.

                  (ii)     if to SFM Domestic Investments LLC:

                           Soros Fund Management LLC
                           888 Seventh Avenue
                           New York, NY 10016
                           Telecopy: (212) 664-0544
                           Attn: Michael Neus, Esq.

                                    and a copy to:

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, New York 10019-6064
                           Telecopy: (212) 757-3990
                           Attention: Matthew Nimetz, Esq.

                  (iii)    if to Pilot Capital Corp.:

                           Pilot Capital Corp.
                           444 Madison Avenue
                           Suite 3203
                           New York, New York 10022
                           Attention: George McCabe
                           Facsimile: (212) 888-3453

                  (iv)     if to the Company:

                           Bluefly, Inc.
                           42 West 39th Street, 9th Floor
                           New York, New York 10018
                           Telecopy: (212) 354-3400
                           Attention: Jon Morris

                                                             Page 61 of 79 pages

                           with a copy to:

                           Swidler Berlin Shereff Friedman, LLP
                           919 Third Avenue
                           New York, New York 10022
                           Telecopy: (212) 758-9526
                           Attention: Richard A. Goldberg, Esq.

                  All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

         11.3     Successors  and  Assigns.  This  Agreement  shall inure to the
                  ------------------------
benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws, each of the Initial Purchasers and Second Closing Purchasers may assign any of its rights under this Agreement to any of its Affiliates but any such assignment shall not relieve any Initial Purchaser or Second Closing Purchaser from its obligations hereunder. The Company may not assign any of its rights under this Agreement and each of the other Transaction Documents, except to a successor-in-interest to the Company, without the written consent of all of the Purchasers.

         11.4      Amendment and Waiver.
                   --------------------

                   (a) No failure or delay on the part of the Company or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

                  (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchasers from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and the Purchasers, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

         11.5     Counterparts.  This Agreement may be executed in any number of
                  ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         11.6     Headings.  The headings in this Agreement are for  convenience
                  --------
of reference only and shall not limit or otherwise affect the meaning hereof.

         11.7     GOVERNING  LAW.  THIS  AGREEMENT  SHALL  BE  GOVERNED  BY  AND
                  --------------
CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

                                                             Page 62 of 70 pages

         11.8     Severability.  If any one or more of the provisions  contained
                  ------------
herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         11.9     Rules of Construction.  Unless the context otherwise requires,
                  ---------------------
"or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

         11.10    Entire Agreement.  This Agreement,  together with the exhibits
                  ----------------
and schedules hereto, and the other Transaction Documents, excluding the Confidentiality Agreement by and between Soros Private Equity Partners, L.L.C. and the Company, dated June 10, 1999, are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein.

         11.11    Fees. Upon the Second Closing, the Company shall reimburse the
                  ----
Purchasers for their reasonable out-of-pocket expenses (including attorney's fees, disbursements and other charges) incurred in connection with the transactions contemplated by this Agreement; provided, however, that the Company shall not be obligated to reimburse the Purchasers for any reasonable out-of-pocket expenses in excess of $25,000 in the aggregate.

         11.12    Publicity; Confidentiality.
                  --------------------------

                  (a) Except as may be required by applicable law or the rules of any securities exchange or market on which shares of Common Stock are traded, none of the parties hereto shall issue a publicity release or public announcement or otherwise make any disclosure concerning this Agreement, the transactions contemplated hereby or the business and financial affairs of the Company, without prior approval by the other parties hereto; provided, however, that nothing in this
                                       --------   -------
         Agreement shall restrict any Purchaser or the Company from disclosing information (i) that is already publicly available, (ii) that was known to such Purchaser or the Company on a non-confidential basis prior to its disclosure by the Company or such Purchaser, as the case may be,
         (iii) that may be required or appropriate in response to any summons or subpoena or in connection with any litigation, provided that such
                                                             --------
         Purchaser or the Company, as the case may be, will use reasonable efforts to notify the Company or the Purchaser, as the case may be, in advance of such disclosure so as to permit the Company or the Purchaser, as the case may be, to seek a protective order or otherwise contest such disclosure, and such Purchaser or the Company, as the case may be, will use reasonable efforts to cooperate, at the expense of the Company, with the Company or the Purchaser, as the case may be, in pursuing any such protective order, (iv) to the extent that such Purchaser or the Company as the case may be reasonably believes it appropriate in order to protect its investment in the Shares in order to comply with any Requirement of Law, (v) to such Purchaser's or the

                                                             Page 63 of 79 pages


         Company's, as the case may be, officers, directors, agents, employees, members, partners, controlling persons, auditors or counsel, (vi) to Persons who are parties to similar confidentiality agreements or (vii) to the prospective transferee who executes a confidentiality agreement in connection with any contemplated transfer of any of the Shares. If any announcement is required by law or the rules of any securities exchange or market on which shares of Common Stock are traded to be made by any party hereto, prior to making such announcement such party will, to the extent practicable, deliver a draft of such announcement to the other parties and shall give the other parties reasonable opportunity to comment thereon.

                  (b) Unless substantially in the form previously disclosed, the Purchasers shall have the opportunity to review and reasonably modify any provision of any publicly release or public announcement or document which is to be released to the public or filed with the SEC, which provision mentions the Purchasers or any of their Affiliates, prior to the release of such document to the public or the filing of such document with the SEC.

         11.13    Further  Assurances.  Each of the parties  shall  execute such
                  -------------------
documents  and  perform  such  further  acts  (including,   without  limitation,
obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

         11.14    Schedules.  Anything disclosed on any schedule attached hereto
                  ---------
or otherwise disclosed in writing to the Initial Purchasers shall be deemed disclosed on all schedules attached hereto.

                                                             Page 64 of 79 pages


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized on the date first above written.


                                  BLUEFLY, INC.


                                  By:    _______________________________

                                  Name:  _______________________________
                                  Title: _______________________________


                                  QUANTUM INDUSTRIAL PARTNERS LDC


                                  By:    _______________________________

                                  Name:  _______________________________
                                  Title: _______________________________


                                  SFM DOMESTIC INVESTMENTS LLC


                                  By:    _______________________________

                                  Name:  _______________________________
                                  Title: _______________________________

                                  PILOT CAPITAL CORP.

                                  By:    _______________________________

                                  Name:  _______________________________
                                  Title: _______________________________

                                                             Page 65 of 79 pages

                                                                    Schedule 2.2
                                                                    ------------

                            SHARES AND PURCHASE PRICE
                            -------------------------


          Purchaser                      Shares of                Purchase Price
                                   Series A Preferred Stock
                                        Purchased From
                                        the Company

Quantum Industrial Partners LDC            232,388                    $4,647,760
(principal place of business: Curacao)

SFM Domestic Investments LLC                 7,612                      $152,240

Pilot Capital Corp.                         10,000                      $200,000

                                                             Page 66 of 79 pages


EXHIBITS
--------

A        Certificate of Amendment to the Certificate of Incorporation
B        Form of Opinion
C        Second Closing Purchasers' Certificate


SCHEDULES
---------

1        Purchasers
2.2      Shares and Purchase Price
3.4      Consents
3.5      Subsidiaries
3.11     Intellectual Property
3.13     Options and Warrants
3.14     Benefit Plans
3.15     Taxes
3.17     Labor Relations
3.25     Trade Relations